UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2004

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

128 Sidney Street, Cambridge, MA 02139

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 23, 2004, ImmunoGen, Inc. and Centocor, Inc. entered into a development and license agreement. Under the terms of the agreement, Centocor will receive exclusive worldwide rights to develop and commercialize anticancer therapeutics that comprise an antibody developed by Centocor to an undisclosed tumor cell target and a maytansinoid cell-killing agent developed by ImmunoGen.

Centocor will be responsible for the research, development, manufacturing, and marketing of any products resulting from the license. ImmunoGen will receive from Centocor an upfront payment of $1 million, up to an additional $42.5 million if certain predetermined milestones are met, and royalties on the sales of any resultant products, if and when any such sales occur. ImmunoGen is also entitled to receive compensation from Centocor for product development research and the production of preclinical and early clinical materials.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release of ImmunoGen, Inc. dated December 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 28, 2004	/s/ Christopher U. Missling
Christopher U. Missling
Chief Financial Officer and Vice President, Finance
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of ImmunoGen, Inc. dated December 28, 2004